UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 23, 2011

Wonder Auto Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 16 Yulu Street
Taihe District, Jinzhou City, Liaoning Province
People’s Republic of China, 121013
(Address of Principal Executive Offices)

(86) 416-2661186
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 23, 2011, in connection with the preparation of its consolidated financial statements for the fiscal year ended December 31, 2010, Wonder Auto Technology, Inc. (the “Company”) concluded, that its financial statements as of and for the years ended December 31, 2008 and 2009, included in its Annual Report on Form 10-K for the year ended December 31, 2009, as well as the financial statements included in its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 during each of the years 2008 and 2009 should no longer be relied upon due to a cutoff error regarding timing of revenue in such periods.  The Company is continuing to evaluate the impact of the cutoff errors on its quarterly reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2010.  Although the Company has not completed its analysis, it currently is expected that the net effect of these adjustments on the Company’s financial statements will be an increase in revenues and income in 2008 and 2009 for the reasons described below.

Historically, the Company has disclosed in its Annual Report that “revenue from sales of its products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time when the products are put into use by its customers, the sales price is fixed or determinable and collection is reasonably assured.”  During 2008 and 2009, two of the company’s significant subsidiaries recorded period sales and cost of sales based on when usage reports were provided by the customers. The periods covered by the usage reports, however, did not always exactly correspond to the financial reporting periods. As a result of these cut-off errors, sales, cost of sales and net income for individual financial reporting periods (annually and quarterly) have been misstated. The Company and its subsidiaries are implementing accounting procedures designed to permit the Company to report its financial results consistent with U.S. Generally Accepted Accounting Principles (“GAAP”). As a result of these changes, the Company’s revenue for 2008 and 2009 is expected to increase from what previously was reported as a result of the shifting of revenue from 2009 to 2008 and from 2010 to 2009.  The Company’s net income for 2009 and 2008 also are expected to increase as a result of these changes.  In addition, the Company continues to expect to meet the previously announced guidance for revenue and profit in its press release dated November 9, 2010.

Timing of Restatement and Filing of Annual Report on Form 10-K for Fiscal Year Ended December 31, 2010

The Company remains committed to completing its analysis at the earliest possible time. The accounting analysis is ongoing and the scope and nature of the potential adjustments is subject to continuing review; therefore, management may have further assessments of these and any other transactions it reviews and consequently, the final financial results may vary materially from this preliminary report. Management and the Audit Committee discussed these matters with the Company’s current independent registered public accounting firm, PricewaterhouseCoopers Zhong Tian CPAs Limited Company and PKF Certified Public Accountants, the Company’s previous independent registered public accounting firm.  The Company intends to engage PricewaterhouseCoopers Zhong Tian CPAs Limited Company to re-audit the Company’s consolidated financial statements for the years ended December 31, 2008 and 2009.

Safe Harbor Statement

This current report on Form 8-K includes certain statements that are not descriptions of historical facts, but are forward-looking statements.  Such statements include, among others, those concerning the proposed adjustments to the financial statements for the years ended December 31, 2008 and 2009 and each of the quarters ended March, June and September 2008 and 2009.  Forward-looking statements can be identified by the use of forward-looking terminology such as “will,” “expect,” “may,” “should,” “anticipate,” “future,” “intend,” “is/are likely to,” “proposed,” “estimate” or similar expressions. Such information is based upon assumptions and expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions and expectations are inherently subject to uncertainties and contingencies beyond our control and based upon premises with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this report. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Quarterly Reports on 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system at http://www.sec.gov. All information provided in this current report and in the attachments is as of the date of this current report.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated March 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: March 1, 2011

/s/ Qingjie Zhao
Chief Executive Officer and President

Exhibit Index

Exhibit Number 99.1	Description of Exhibit Press Release, dated March 1, 2011